                                                                    Exhibit 99.1


01/17
David Weinstock
Vice President, Investor Relations
(215) 444-5335
dweinstock@advanta.com

Catherine Reid
Vice President, Communications
(215) 444-5073
creid@advanta.com

                                          FOR IMMEDIATE RELEASE

            ADVANTA REPORTS 21% INCREASE IN BUSINESS CARD RESULTS
            TWO INDUSTRY VETERANS JOIN ADVANTA IN SENIOR POSITIONS

Spring House, PA, October 23, 2001 - Advanta Corporation (NASDAQ: ADVNB; ADVNA) today announced third quarter net income for Advanta Business Cards of $10.6 million, representing an after tax return on average managed receivables of 2.2% on an annualized basis. These results represent a 21.1% increase over the $8.8 million reported last quarter, and reflect an increase in risk-adjusted margin to 12.9%, as compared to 12.7% last quarter and 12.4% for the first quarter 2001. Operating results from continuing business segments were $0.38 per share for Class A and Class B shares combined on a diluted basis as compared to $0.32 per share reported last quarter and $0.29 per share for the first quarter 2001.

Two senior credit card industry veterans will join Advanta in the next two weeks. Rosemary B. Cauchon has been appointed President, Advanta Small Business Services. Ms. Cauchon comes to Advanta with 16 years experience in the credit card business with Citibank and First USA. Most recently at First USA, she served as Executive Vice President for small business credit card operations and partnership/third party marketing programs, managing a $30 billion portfolio and 1,900 partnership relationships. Ms. Cauchon will be responsible for marketing, including alliances, new products, and new business development, and the analytic areas. Conrad D. Vasquez joins Advanta with 22 years of broad and diverse operational experience, including experience with American Express and Household. Most recently, as Executive Vice President of the Customer Support Division at First USA, Mr. Vasquez managed


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collections for a credit card portfolio of $70 billion. At Advanta, he will head the Card operating areas, including collections, customer service, and processing.

"The addition of these outstanding executives to our already strong business positions us exceptionally well for the future," said Chairman and Chief Executive Officer Dennis Alter.

Advanta Business Cards ended the third quarter of 2001 with managed receivables of $2.0 billion as compared to $1.9 billion at June 30, and $1.5 billion at September 30, 2000. The improvement in risk-adjusted margin during the quarter resulted from the favorable interest rate environment which more than compensated for a slight decline in fee income and an anticipated increase in charge-offs. Consistent with the forecasted seasoning of the business card portfolio and the current economic environment, over 30 day delinquencies were 5.9% at September 30, 2001. Charge-offs were in-line with expectations at 7.9% on an annualized basis for the quarter. Also included in the third quarter results is a $2 million increase in the on-balance sheet loan loss reserve, resulting in a 10.6% reserve to owned receivables at September 30, 2001 as compared to 10.5% at June 30, 2001.

While results from continuing business segments continued on track with management's expectations, the Company recorded several non-operating charges in the third quarter. These included a $44 million charge associated with discontinued operations, principally reflecting a revision to the valuation of leasing assets and a decrease in the estimated pretax operating results over the remaining life of the lease portfolio. The leasing revision results primarily from the impact of a former leasing vendor's bankruptcy. The Company also recorded asset valuation charges of $10 million on its venture capital portfolio due to the continued weakness in the current market for venture capital investments. As a result of these charges, the Company reported a net loss for the quarter of $41.7 million or $1.59 per share for Class A and Class B shares combined on a diluted basis.

The Company continued its stock repurchase plan throughout the third quarter, bringing total purchases to approximately 400,000 shares of its Class B Common Stock at the end of September. The Company intends further stock repurchases during the fourth quarter under its previously announced plan to repurchase up to 1.5 million shares of common stock and/or the equivalent dollar amount of trust preferred securities.

Advanta management will hold a conference call with analysts and institutional investors today, October 23, 2001, at 9:00 am Eastern time. The call will be broadcast simultaneously for the public over the Internet through www.advanta.com or www.vcall.com. To listen to the live call, please go to the web site at least fifteen minutes early to register, download, and install any necessary audio software. Replays will be available shortly after the call on the Vcall site.

Advanta is a highly focused financial services company which has been providing innovative financial solutions since 1951. Advanta leverages its first-class direct


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marketing and information based expertise to develop state-of-the-art data warehousing and statistical modeling tools that identify potential customers and new target markets. Over the past five years, it has used these distinctive capabilities to become one of the nation's largest issuers of MasterCard business credit cards to small businesses. Learn more about Advanta at www.advanta.com.

This Press Release contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The most significant among these risks and uncertainties are: (1) the Company's managed net interest margin; (2) competitive pressures; (3) factors that affect the level of delinquencies and charge-offs, including a deterioration of general economic conditions; (4) factors affecting fluctuations in the number of accounts or loan balances; (5) interest rate fluctuations; (6) the level of expenses; (7) the timing of the securitizations of the Company's receivables; (8) factors affecting the value of investments held by the Company; (9) the effects of government regulation, including restrictions and limitations imposed by banking laws, regulators, examinations, and the agreements between the Company's bank subsidiaries and their regulators; (10) relationships with significant vendors and business partners; (11) the amount and cost of financing available to the Company; (12) the completion of the post-closing process following the sale of our mortgage business and the ultimate amount of restructuring and other related charges associated with the conclusion of the strategic alternatives process for our mortgage and leasing businesses; and (13) the impact of litigation. Additional risks that may affect the Company's future performance are detailed in the Company's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.


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                                  Advanta Corp.
                   Supplemental Consolidating Income Statement
                                 (in thousands)

                                                                     Three Months Ended
                                                                     September 30, 2001
------------------------------------------------------------------------------------------------------
                                               Advanta         Venture
                                            Business Cards     Capital       Other (A)          Total
                                            --------------   -----------    -----------       --------
Interest income                                $ 19,625       $      2        $  6,761        $ 26,388
Interest expense                                  8,791            435           7,693          16,919
                                               --------       --------        --------        --------
Net interest income                              10,834           (433)           (932)          9,469
Provision for credit losses                       9,325              0             203           9,528
                                               --------       --------        --------        --------
Net interest income after provision
   for credit losses                              1,509           (433)         (1,135)            (59)
Noninterest revenues:
   Securitization income                         30,120              0               0          30,120
   Servicing revenues                             7,726              0               0           7,726
   Interchange income                            20,932              0               0          20,932
   Other revenues, net                              370         (9,988)            131          (9,487)
                                               --------       --------        --------        --------
Total noninterest revenues                       59,148         (9,988)            131          49,291
Expenses:
   Operating expenses                            43,407            598             737          44,742
   Minority interest in income of
     consolidated subsidiary                          0              0           2,220           2,220
                                               --------       --------        --------        --------
Total expenses                                   43,407            598           2,957          46,962
                                               --------       --------        --------        --------
Income (loss) before income taxes                17,250        (11,019)         (3,961)          2,270
Income tax expense (benefit)                      6,641         (4,242)         (2,399)              0
                                               --------       --------        --------        --------
Income (loss) from continuing operations         10,609         (6,777)         (1,562)          2,270
Loss, net, on discontinuance of mortgage
   and leasing businesses, net of tax                 0              0         (44,000)        (44,000)
                                               --------       --------        --------        --------
Net income (loss)                              $ 10,609       $ (6,777)       $(45,562)       $(41,730)
                                               ========       ========        ========        ========


(A) Other includes insurance operations, investment and other activities not attributable to other segments.


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                                  Advanta Corp.

                        Supplemental Non-GAAP Disclosure
                          Managed Income Statement (A)
                                 (in thousands)

                                                                 Three Months Ended
                                                                 September 30, 2001
----------------------------------------------------------------------------------------------------------
                                                Advanta        Venture
                                            Business Cards     Capital           Other (C)         Total
                                            --------------    ----------       -----------       ---------
Interest income                                $  98,509       $       2        $   6,761        $ 105,272
Interest expense                                  24,317             435            7,693           32,445
                                               ---------       ---------        ---------        ---------
Net interest income                               74,192            (433)            (932)          72,827
Provision for credit losses (B)                   40,450               0              203           40,653
                                               ---------       ---------        ---------        ---------
Net interest income after provision
   for credit losses                              33,742            (433)          (1,135)          32,174
Noninterest revenues:
   Interchange income                             20,932               0                0           20,932
   Other revenues, net                             5,983          (9,988)             131           (3,874)
                                               ---------       ---------        ---------        ---------
Total noninterest revenues                        26,915          (9,988)             131           17,058
Expenses:
   Operating expenses                             43,407             598              737           44,742
   Minority interest in income of
     consolidated subsidiary                           0               0            2,220            2,220
                                               ---------       ---------        ---------        ---------
Total expenses                                    43,407             598            2,957           46,962
                                               ---------       ---------        ---------        ---------
Income (loss) before income taxes                 17,250         (11,019)          (3,961)           2,270
Income tax expense (benefit)                       6,641          (4,242)          (2,399)               0
                                               ---------       ---------        ---------        ---------
Income (loss) from continuing operations          10,609          (6,777)          (1,562)           2,270
Loss, net, on discontinuance of mortgage
   and leasing businesses, net of tax                  0               0          (44,000)         (44,000)
                                               ---------       ---------        ---------        ---------
Net income (loss)                              $  10,609       $  (6,777)       $ (45,562)       $ (41,730)
                                               =========       =========        =========        =========

(A) We analyze the financial performance of Advanta Business Cards on a managed receivable portfolio basis. To do so, we adjust the Advanta Business Cards income statement to reverse the effects of securitization. Our managed business credit card receivable portfolio is comprised of owned and securitized business credit card receivables.

(B) The provision for credit losses includes the amount by which the provision for credit losses would have been higher had the securitized receivables remained as owned and the provision for credit losses been equal to actual reported charge-offs.

(C) Other includes insurance operations, investment and other activities not attributable to other segments.


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                                  Advanta Corp.
                                   Highlights
                      (in thousands except per share data)

                                                                        Three Months Ended                 Percent Change
                                                           -----------------------------------------            from
                                                             Sept. 30,      June 30,       Sept. 30,      Prior       Prior
EARNINGS                                                       2001           2001           2000        Quarter       Year
----------------------------------------------------------------------------------------------------------------------------
Gross revenues                                             $   75,679    $   78,666     $   78,665        (3.8)%       (3.8)%
Basic income (loss) from continuing operations per
 common share                                                    0.09         (0.12)          0.03         N/M          N/M
Diluted income (loss) from continuing operations per
  common share                                                   0.09         (0.12)          0.03         N/M          N/M
Basic net income (loss) per common share                        (1.61)        (0.28)          0.62         N/M          N/M
Diluted net income (loss) per common share                      (1.59)        (0.28)          0.62         N/M          N/M
Return on average common equity                                (42.07)%       (6.90)%        14.76%        N/M          N/M
Net income per common share from continuing
  business segments (A)                                    $     0.38    $     0.32            N/M        18.8          N/M

COMMON STOCK DATA
----------------------------------------------------------------------------------------------------------------------------
Weighted average common shares
   used to compute:
Basic earnings per common share                                25,936        25,842         25,259         0.4%         2.7%
Diluted earnings per common share                              26,241        25,842         25,326         1.5          3.6

Ending shares outstanding                                      27,024        27,325         27,222        (1.1)        (0.7)

Stock price:
 Class A
   High                                                    $   19.100    $   16.000     $   13.563        19.4         40.8
   Low                                                          8.000        12.860         10.688       (37.8)       (25.1)
   Closing                                                      9.400        16.000         11.250       (41.3)       (16.4)
 Class B
   High                                                        17.100        14.000         10.188        22.1         67.8
   Low                                                          8.100        11.900          7.500       (31.9)         8.0
   Closing                                                      8.950        13.970          8.141       (35.9)         9.9

Cash dividends declared
 Class A                                                        0.063         0.063          0.063         0.0          0.0
 Class B                                                        0.076         0.076          0.076         0.0          0.0

Book value per common share  (B)                                14.10         15.63          16.81        (9.8)       (16.1)

BUSINESS CREDIT CARDS
----------------------------------------------------------------------------------------------------------------------------
Origination volume                                         $1,138,747    $1,093,457     $  881,215         4.1%        29.2%
Securitization volume                                          75,000       114,750        136,050       (34.6)       (44.9)
Average managed receivables                                 1,946,737     1,848,424      1,472,729         5.3         32.2
Ending managed receivables                                  1,996,963     1,899,304      1,529,783         5.1         30.5
Managed net interest margin                                     15.24%        14.34%         13.01%        6.3         17.1
As a percentage of gross managed receivables:
   Total loans 30 days or more delinquent                        5.92          5.79           4.32         2.2         37.0
   Net charge-offs                                               7.90          7.44           4.83         6.2         63.6


(A) Includes net income of the Advanta Business Cards segment and expenses of the venture capital segment.

(B) Based on shares outstanding.


            - Statistical Supplement Available at www.advanta.com -

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